SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

HopFed Bancorp, Inc. (the “Company”) will hold its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on May 17, 2017 to elect directors, ratify appointment of the Company’s independent registered public accounting firm and approve an advisory, non-binding resolution with respect to executive compensation. The record date for the Annual Meeting will be March 31, 2017.

As is it’s typical practice, the Board plans to use a WHITE proxy card to solicit the vote of its stockholders at the Annual Meeting, which will be mailed to stockholders of record as of the record date for the Annual Meeting. The Company will announce the location and time for the Annual Meeting in its Notice of Annual Meeting.

Important Information.

This Form 8-K may be deemed to contain solicitation material in respect of the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The Company plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its shareholders a proxy statement in connection with the Annual Meeting (the “Annual Meeting Proxy”). STOCKHOLDERS ARE URGED TO READ THE ANNUAL MEETING PROXY AND ANY AND ALL SUPPLEMENTS AND AMENDMENTS THERETO WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Annual Meeting Proxy and other documents that the Company files with the SEC (when available) at the SEC’s website, www.sec.gov. The Annual Meeting Proxy and these other documents may also be obtained upon request addressed to the Secretary of the Company at 4155 Lafayette Road, Hopkinsville, KY 42240.

Certain Information Concerning Solicitation Participants.

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of the Company’s stockholders in connection with the Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s proxy statement related to its 2016 annual meeting of shareholders, filed with the SEC on March 15, 2016 and on Forms 3, 4 and 5 which are currently on file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: February 16, 2017	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer